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                                                                     Exhibit 2.1

                        AGREEMENT AND PLAN OF MERGER OF
                            NETWORK APPLIANCE, INC.
                            (A DELAWARE CORPORATION)
                                      AND
                            NETWORK APPLIANCE, INC.
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of this 1st day of November, 2001 (the "Agreement"), is between Network Appliance, Inc., a Delaware corporation ("Network Appliance Delaware"), and Network Appliance, Inc., a California corporation ("Network Appliance California"). Network Appliance Delaware and Network Appliance California are collectively referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. Network Appliance Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Eight Hundred Ninety Million (890,000,000) shares, $0.001 par value. The number of shares of Common Stock of Network Appliance Delaware authorized to be issued is Eight Hundred Eighty-Five Million (885,000,000), $0.001 par value. The number of shares of Preferred Stock of Network Appliance Delaware authorized to be issued is Five Million (5,000,000), $0.001 par value. The Preferred Stock of Network Appliance Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, one thousand (1,000) shares of Common Stock were issued and outstanding, all of which were held by Network Appliance California, and no shares of Preferred Stock were issued and outstanding.

     B. Network Appliance California is a corporation duly organized and existing under the laws of the State of California and has a total authorized capital stock of Eight Hundred Ninety Million (890,000,000) shares. The number of shares of Common Stock of Network Appliance California authorized to be issued is Eight Hundred Eighty-Five Million (885,000,000), no par value. The number of shares of Preferred Stock of Network Appliance California authorized to be issued is Five Million (5,000,000), no par value.

     C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations that Network Appliance California merge with and into Network Appliance Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors and Shareholders of Network Appliance Delaware and Network Appliance California have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Network Appliance Delaware and Network Appliance California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, Network Appliance California shall be merged with and into Network Appliance Delaware (the "Merger"), the separate existence of Network Appliance California shall cease and Network Appliance Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Network Appliance Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Network Appliance, Inc.

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     1.2  Filing and Effectiveness. The Merger shall become effective when an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

     1.3 Effect of the Merger. Upon the Effective Date, the separate existence of Network Appliance California shall cease and Network Appliance Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) shall be subject to all actions previously taken by its and Network Appliance California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Network Appliance California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Network Appliance Delaware as constituted immediately prior to the Effective Date, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Network Appliance California in the same manner as if Network Appliance Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Network Appliance Delaware as in effect immediately prior to the Effective Date of the Merger (the "Certificate of Incorporation") shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of Network Appliance Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Network Appliance Delaware immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

     3.1 Network Appliance California Common Shares. Upon the Effective Date, every one (1) share of Network Appliance California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

     3.2  Network Appliance California Stock Option Plans

     (a) Upon the Effective Date, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Network Appliance California. Each outstanding and unexercised option or other right to purchase Network Appliance California Common Stock shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one
(1) share of the Surviving Corporation's Common Stock for each share of Network Appliance California Common Stock issuable pursuant to any such option, or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Network Appliance California option or stock purchase right at the Effective Date. There are no options, purchase rights for or securities convertible into Preferred Stock of Network Appliance California.

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     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options or stock purchase rights equal to the number of shares of Network Appliance California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 Network Appliance Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Network Appliance Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Network Appliance Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of Common Stock.

     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Network Appliance California Common Stock may, at such stockholder's option, but need not, surrender the same for cancellation to Computershare Investor Series as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Network Appliance California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Network Appliance California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Network Appliance California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Network Appliance Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Network Appliance Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Network Appliance Delaware that such tax has been paid or is not payable.

                          IV. CONDITIONS TO THE MERGER

     The obligations of the Constituent Corporations under this Agreement are subject to the fulfillment, or the waiver by the parties, on or before the Effective Date, of each of the following:

          4.1 The shareholders of Network Appliance California shall have approved the Merger.

          4.2 The sole stockholder of Network Appliance Delaware shall have approved the Merger.

          4.3 All consents required to be obtained by the Constituent Corporations to effect the Merger shall have been obtained.

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                                   V. GENERAL

     5.1 Further Assurances. From time to time, as and when required by Network Appliance Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Network Appliance California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Network Appliance Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Network Appliance California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Network Appliance Delaware are fully authorized in the name and on behalf of Network Appliance California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Network Appliance California or of Network Appliance Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Network Appliance California or the sole stockholder of Network Appliance Delaware. In the event of the termination of this Agreement, the Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors or shareholders with respect thereto.

     5.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of Network Appliance California shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Network Appliance California, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of Network Appliance California.

     5.4 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of Newcastle, Delaware 19801 and the Corporation Series Company is the registered agent of the Surviving Corporation at such address.

     5.5 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 495 East Java Drive, Sunnyvale, California 94089, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     5.6 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

     5.7 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Network Appliance, Inc., a Delaware corporation, and the Board of Directors of Network Appliance, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                                NETWORK APPLIANCE, INC.
                                                a Delaware corporation

                                                By: /s/ DANIEL J. WARMENHOVEN
                                                  ------------------------------
                                                  Daniel J. Warmenhoven
                                                  Chief Executive Officer

Attest:

/s/ JEFFRY R. ALLEN
---------------------------
Jeffry R. Allen
Executive Vice President Financial Operations,
Chief Financial Officer


                                                NETWORK APPLIANCE, INC.
                                                a California corporation

                                                By: /s/ DANIEL J. WARMENHOVEN
                                                  ------------------------------
                                                  Daniel J. Warmenhoven
                                                  Chief Executive Officer


Attest:

/s/ JEFFRY R. ALLEN
---------------------------
Jeffry R. Allen
Executive Vice President Financial Operations,
Chief Financial Officer


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